Exhibit 10.2
FIRST AMENDMENT TO SUPPLY AND OFFTAKE AGREEMENT
THIS FIRST AMENDMENT TO SUPPLY AND OFFTAKE AGREEMENT (this “First Amendment”) is entered into as of the First Amendment Closing Date (as defined below), between Macquarie Energy North America Trading Inc., a Delaware corporation (“Macquarie”), and Calumet Shreveport Refining, LLC, a Delaware limited liability company, formerly known as Calumet Shreveport Lubricants & Waxes, LLC, a Delaware limited liability company, and successor by merger to Calumet Shreveport Fuels, LLC, a Delaware limited liability company (the “Company”).
RECITALS
A.Macquarie and the Company entered into that certain Supply and Offtake Agreement dated June 19, 2017 (as amended by the Assumption Agreement defined below and as otherwise amended, restated, supplement or modified from time to time, the “Supply and Offtake Agreement”).

B.Reference is made to the certain Assumption and Acknowledgment Agreement (the “Assumption Agreement”) dated September 1, 2017 by and among Macquarie, Calumet Specialty Products Partners, L.P., a Delaware limited partnership (“Parent”), Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership, Calumet Montana Refining, LLC, a Delaware limited liability company, Calumet Shreveport Lubricants & Waxes, LLC, a Delaware limited liability company (“LW”), and Calumet Shreveport Fuels, LLC, an Indiana limited liability company (“Fuels”), whereby, among other things, upon Fuels’ merger with and into LW effective as of September 1, 2017, with LW as the surviving entity of the merger, and with LW being renamed, upon the consummation of such merger, as “Calumet Shreveport Refining, LLC”, the Company acquired, assumed, adopted, ratified and acknowledged all of the Shreveport Transaction Rights and Obligations as defined in the Assumption Agreement.

C.Macquarie and the Company have agreed to amend certain provisions of the Supply and Offtake Agreement, and each of Macquarie and the Company is willing to enter into such amendments as more particularly described herein, subject to the terms and conditions of this First Amendment.

D.Macquarie and the Company agree that Macquarie is entering into this First Amendment solely at the request of the Company and that the Company will receive one or more material benefits from the entry into such amendments.

E.Capitalized terms used but not defined in this First Amendment have the meanings set forth therefor in the Supply and Offtake Agreement.

AGREEMENTS AND AMENDMENTS
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned parties hereby agree as follows:
I.Amendments to Supply and Offtake Agreement.

(a)Article 1.1, Definitions, of the Supply and Offtake Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“Assumption Agreement” means the Assumption and Acknowledgment Agreement dated September 1, 2017 by and among Macquarie, Parent, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership, Calumet Montana Refining, LLC, a Delaware limited liability company, LW and Fuels.
“First Amendment” means the First Amendment to Supply and Offtake Agreement dated as of the First Amendment Closing Date by and among Macquarie, the Company and Parent.
“First Amendment Closing Date” means March 28, 2018.
(b)Section 13.1, Provision of Financial Information, of the Supply and Offtake Agreement is hereby amended and restated so as to read in its entirety as follows:

“Provision of Financial Information. Calumet Shreveport Refining, LLC shall provide Macquarie (i) within one hundred twenty (120) days following the end of each of its fiscal years, (a) a copy of the Parent’s annual report, containing audited consolidated financial statements of the Parent and its consolidated subsidiaries for such fiscal year certified by independent certified public accountants and (b) the balance sheet, statement of income and statement of cash flow of the Parent for such fiscal year, as reviewed by the Parent’s independent certified public accountants, and (ii) within sixty (60) days after the end of its first three fiscal quarters of each fiscal year, a copy of the Parent’s quarterly report, containing unaudited consolidated financial statements of the Parent and its consolidated subsidiaries for such fiscal quarter; provided that so long as the Parent is required to make public filings of its quarterly and annual financial results pursuant to the Exchange Act, such filings are available on the SEC’s EDGAR database and such filings are made in a timely manner, then Calumet Shreveport Refining, LLC shall not be required to provide such annual or quarterly reports to Macquarie.”
II.Conditions Precedent. This First Amendment shall be effective on the date when the following conditions precedent have been satisfied:

(a)Macquarie and the Company shall each have received this First Amendment duly executed by Macquarie, the Company and Parent; and

(b)Macquarie and the Company shall each have received such other documents and deliveries from each other as each may reasonably request.

III.Representations, Warranties and Covenants. Each of Macquarie and the Company represent and warrant to each other that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this First Amendment, (b) this First Amendment has been duly authorized and approved by all requisite company action on the part of Macquarie and the Company, respectively, (c) no other consent of any Person (other than, in respect of the Company, a consent of the Parent in respect of its Guaranty, which is set forth herein) is required for this First Amendment to be effective, and (d) the execution and delivery of this First Amendment does not violate its respective organizational documents.

IV.Ratification of Guaranty. Parent hereby acknowledges and ratifies and reaffirms its guaranty of the Guaranteed Obligations under and as defined in the Guaranty, and all of its obligations under and in respect thereof, in favor of Macquarie, and agrees that such Guaranty remains in full force and effect and continues to be the legal, valid, and binding obligation of Parent enforceable in accordance with its terms (as the same are modified by this First Amendment). Parent confirms and agrees that neither the execution of this First Amendment nor the consummation of the transactions described herein shall in any way affect, impair or limit the covenants, liabilities, obligations and duties of Parent under the Guaranty.

V.Scope of Amendment; Reaffirmation.

(a)All references hereafter to the Supply and Offtake Agreement shall refer to the Supply and Offtake Agreement as amended by this First Amendment. Except as modified by this First Amendment, the Transaction Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Supply and Offtake Agreement (as amended by this First Amendment) and any other Transaction Document, the terms of the Supply and Offtake Agreement shall control (except solely with respect to any fees, amounts and payments set forth in the Fee Letter, as amended from time to time, as to which the Fee Letter shall control) and such other document shall be deemed to be amended to conform to the terms of the Supply and Offtake Agreement.

(b)Each of Macquarie and the Company hereby reaffirms its obligations under the Transaction Documents to which it is a party and agrees that all Transaction Documents to which it is a party remain in full force and effect and continue to be its legal, valid, and binding obligations enforceable in accordance with their terms (as the same are modified by this First Amendment).

VI.Miscellaneous.

(a)Form. Each agreement, document, instrument or other writing to be furnished to Macquarie and the Company, as applicable, under any provision of this First Amendment must be in form and substance satisfactory to the parties hereto and their counsel.

(b)Headings. The headings and captions used in this First Amendment are for convenience only and will not be used to construe the meaning or intent of the terms of this First Amendment, the Supply and Offtake Agreement, or the other Transaction Documents.

(c)Successors and Permitted Assigns. This First Amendment is binding upon, and inures to the benefit of the parties to this First Amendment and their respective successors and permitted assigns. Unless otherwise provided in the Transaction Documents, all covenants, agreements, indemnities, representations and warranties made in any of the Transaction Documents survive and continue in effect as long as the Transaction Obligations are outstanding. Nothing expressed or implied in this First Amendment is intended to create any rights, obligations or benefits under the Supply and Offtake Agreement, as amended hereby, in any person other than the parties thereto and hereto and their respective successors and permitted assigns.

(d)Invalidity. If any Article, Section or provision of this First Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from the Supply and Offtake Agreement, as amended hereby, and the remaining portions of the Supply and Offtake Agreement, as amended hereby, shall remain in full force and effect.

(e)Multiple Counterparts. This First Amendment may be executed in one or more counterparts by the parties hereto and initially delivered by facsimile transmission, pdf or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument.

(f)GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

(g)FINAL AGREEMENT. THE TERMS OF THIS FIRST AMENDMENT, THE SUPPLY AND OFFTAKE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE MATTERS SET FORTH HEREIN AND THEREIN, AND NO REPRESENTATIONS OR WARRANTIES SHALL BE IMPLIED OR PROVISIONS ADDED IN THE ABSENCE OF A WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN THE PARTIES HERETO OR THERETO. THIS FIRST AMENDMENT, THE SUPPLY AND OFFTAKE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No promise, representation or inducement has been made by any party hereto or thereto that is not embodied in the Supply and Offtake Agreement, as amended by this First Amendment, or the other Transaction Documents, and no party hereto or thereto shall be bound by or liable for any alleged representation, promise or inducement not so set forth herein or therein.

[Signatures on Following Pages.]

IN WITNESS WHEREOF, this First Amendment is executed effective as of the First Amendment Closing Date.

MACQUARIE ENERGY NORTH AMERICA TRADING INC.

By: /s/ Dereje TJ Tedla
Name: Dereje TJ Tedla
Title: Division Director

By: /s/ Patricia Donnelly
Name: Patricia Donnelly
Title: Division Director

Signature Page to first Amendment to Supply and Offtake Agreement

CALUMET SHREVEPORT REFINING, LLC

By:	Calumet Refining, LLC, its sole member

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ D. West Griffin
Name:    D. West Griffin
Title:    Executive Vice President and Chief Financial Officer

Agreed and accepted by Parent solely for purposes of evidencing its assent to Article IV of this First Amendment:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:     Calumet GP, LLC, its general partner

By:     /s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and
Chief Financial Officer

Signature Page to first Amendment to Supply and Offtake Agreement